Exhibit 4.2

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  GO2NET, INC.

         go2net, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

                  The Corporation was originally incorporated under the name of "GO2NET, INC." and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 12, 1996.

                  The Board of Directors of the Corporation, at a special meeting held on April 21, 1998, duly adopted resolutions setting forth the Restated Certificate of Incorporation herein contained, declaring its advisability and directing that such Restated Certificate of Incorporation be submitted to the holders of the issued and outstanding Common Stock, $.01 par value, for approval in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and the Corporation's Restated Certificate of Incorporation. The Restated Certificate of Incorporation was duly adopted, after having been declared advisable by the Board of Directors of the Corporation, by at least a majority of the outstanding shares of Common Stock, $.01 par value, of the Corporation, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation, as previously amended.

                  The  text  of  the   Certificate  of   Incorporation   of  the
         Corporation, as restated and amended (herein called the "Restated Certificate of Incorporation") shall read in its entirety as follows:

         FIRST:   The name of the Corporation shall be:
         -----

                                  go2net, Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, State of Delaware, and its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is:


                  51,000,000 shares, consisting of 50,000,000 shares of common stock with $.01 par value per share (herein called the "Common Stock"); and 1,000,000 shares of Preferred Stock with $.01 par value per share (herein called the "Preferred Stock").

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

         A.       COMMON STOCK

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

         2. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         3. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

         4. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. There shall be no cumulative voting.

         B.       PREFERRED STOCK

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

         The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be:
(i)  subject  to  redemption  at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

         FIFTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         SIXTH:   The Corporation hereby affirmatively elects in this Restated
Certificate of Incorporation to be governed by Section 203 of the General Corporation Law of Delaware.

         SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:


         A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the By-laws of the Corporation.

         B. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

         C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                                    * * * * *

         IN WITNESS WHEREOF, go2net, Inc. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its President, Russell C. Horowitz, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Restated Certificate of Incorporation is his act and deed, and attested by its Secretary, Ethan Caldwell, as of the 23rd day of June, 1998.

                               go2net, Inc.
                               By:    /s/ Russell C. Horowitz
                                      Russell C. Horowitz
                                      President

ATTEST:

By:      /s/ Ethan Caldwell

         Ethan Caldwell
         Secretary


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  GO2NET, INC.

         Go2Net, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED:           That the first  paragraph of Article  Fourth of the
                             Certificate of Incorporation of the Corporation be and it hereby is deleted in its entirety and a new first paragraph of Article Fourth be inserted in lieu thereof to read as follows:

         "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 500,000,000 shares, consisting of 499,000,000 shares of common stock with a par value of $.01 per share (herein called the "Common Stock"), and 1,000,000 shares of Preferred Stock with a par value of $.01 per share (herein called the "Preferred Stock").

         SECOND: That in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware, the stockholders have approved said amendment.


         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 212 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by Russell C. Horowitz, its Chief Executive Officer as of this 17th day of June, 1999.

                           GO2NET, INC.


                           By: /s/ Russell C. Horowitz
                               Russell C. Horowitz, Chief Executive Officer